UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Amendments to Operating Partnership Agreement

On December 24, 2024, Lodging Fund REIT III, Inc. (the “Company” or the “General Partner”) as the general partner and on behalf of the limited partners of Lodging Fund REIT III OP, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”), entered into the Fourteenth Amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Fourteenth Amendment”), to establish the terms of a new series of limited partner units designated as Series P Preferred Units (“Series P Preferred Units”) to be issued from time to time.  In addition, on December 24, 2024, the Company entered into the Fifteenth Amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Fifteenth Amendment”), to establish the terms of a new series of limited partner units designated as the Series A Preferred Units (“Series A Preferred Units”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”). The following is a summary of the material terms of the Series P Preferred Units and the Series A Preferred Units.

Series P Preferred Units

Distributions

Subject to the rights of the holders of the Series A Preferred Units described below, the holders of the Series P Preferred Units (“Series P Limited Partners”) will receive distributions (“Preferred Distributions”) equal to a 7.50% cumulative but not compounded per annum return on the Series P purchase price of $10,000 per Series P Preferred Unit (the “Series P Purchase Price”) (equivalent to a fixed annual rate of $750 per Series P Preferred Unit) attributed to the prior month which will be determined on a daily basis.  The holders of the Series P Preferred Units shall not be entitled to any distributions on the Series P Preferred Units, whether payable in cash, property or stock, except as provided in the Partnership Agreement.  Notwithstanding the above, (i) for Series P Preferred Units purchased in December 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions (i.e., an additional 3.75% per annum), which will be allocated on December 31, 2024 (to the extent there is sufficient gross income and any remainder will be allocated in 2025), and distributed on or before January 5, 2025, (ii) for Series P Preferred Units purchased in an amount equal to at least $100,000 in 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions for any additional Series P Preferred Units (i.e., an additional 3.75% per annum) purchased in January 2025, which will be allocated as of December 31, 2024 (to the extent there is sufficient gross income and any remainder will be allocated in 2025), and will be distributed on or before February 6, 2025, (iii) for Series P Preferred Units purchased in January 2025 where at least $100,000 of Series P Preferred Units was not purchased in 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions (i.e., an additional 3.75% per annum)  which will be paid on February 6, 2025 and allocated at the end of 2025 or (iv) for Series P Preferred Units purchased in February 2025, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 3 months of distributions (i.e., an additional 1.875% per annum)  which will be paid on or before March 7, 2025 and allocated at the end of 2025. The General Partner may on a one-time basis offer a special distribution in an amount not to exceed 3.75% per annum for new acquisitions of the Series P Preferred Units for up to a 3-month period. The Series P Preferred Units are subordinate to the Series A Preferred Units.

The Operating Partnership will reserve from the proceeds of the offering of Series P Preferred Units described below (the “Series P Offering”) an amount equal to three years of the Series P Preferred Units distributions.  After the Operating Partnership has fully utilized its distribution reserve, the Operating Partnership can only make distributions to the Series P Limited Partners as long as the holders of the Series A Preferred Units receive distributions in cash at least equal to the distributions paid to the Common Limited Partners of the Operating Partnership.

Voting

The Series P Limited Partners are not permitted to take part in the management or control of the business of the Operating Partnership. However, the Series P Limited Partners have the right to approve any amendments to the

Partnership Agreement that affect the allocations and distributions of the Series P Preferred Units set forth in the Partnership Agreement, other than with respect to the issuance of additional interests in the Operating Partnership.

Redemption

The Operating Partnership will be required to redeem the Series P Preferred Units for an amount equal to the Series P Purchase Price plus any accrued but unpaid Preferred Distributions through the redemption date on December 31, 2034.

The Series P Preferred Units may be redeemed by the Operating Partnership beginning December 31, 2025 in the event of hardship in the sole discretion of the Operating Partnership.  If a notice of redemption for any Series P Preferred Units has been given and if the funds necessary for such redemption have been set apart by the Operating Partnership for the benefit of the Series P Preferred Units so called for redemption, then, from and after the redemption date, distributions will cease to accrue on such Series P Preferred Units, such Series P Preferred Units will be redeemed in accordance with the redemption notice and will no longer be deemed outstanding, and all rights of such Series P Limited Partners will terminate, other than the right to receive the redemption price payable upon such redemption without interest thereon.  No further action on the part of the Series P Limited Partners will be required. Any redemption of some but not all of the Series P Preferred Units will be done on a pro rata basis unless the Operating Partnership elects to redeem the Series P Preferred Units on a “first come, first served” basis.

The Series P Preferred Units may be redeemed by the Operating Partnership in connection with a Special Redemption Event. A “Special Redemption Event” is the date upon which (i) the General Partner’s shares of common stock are listed for trading on a national securities exchange with at least 3 market makers or a New York Stock Exchange specialist, (ii) the General Partner enters into a binding commitment for any merger or combination of the General Partner or the Operating Partnership, or the sale of substantially all of the General Partner’s or the Operating Partnership’s assets or (iii) the Board of Directors of the General Partner approves a reorganization, restructuring, spinoff or similar transaction of the General Partner.

Series A Preferred Units

Distributions

The holders of the Series A Preferred Units (“Series A Limited Partners”) will receive distributions at the applicable percentage rate per annum multiplied against the one dollar for each Series A Preferred Unit as set forth in sub-section (a) through (e) below for the periods set forth therein. The Total Distributions shall be comprised of (i) cash distributions (if there is available cash to distribute) at a rate per unit equal to the cash distributions being paid to each holder of Common Limited Units and (ii) in-kind distributions at a rate equal to the difference between the Total Distributions and the Cash Distributions.

(a) Date of Issuance through and including June 23, 2025: 11% Total Distributions.

(b) June 24, 2025 through and including December 23, 2025: 12% Total Distributions.

(c) December 24, 2025 through and including June 23, 2026: 13% Total Distributions.

(d) June 24, 2026 through and including December 23, 2026: 14% Total Distributions.

(e) On and after December 24, 2026 and thereafter: 17.5% Total Distributions, comprised entirely of Cash Distributions.

Voting

The Series A Limited Partners generally are not permitted to take part in the management or control of the business of the Operating Partnership. However, the Series A Limited Partners have the right to approve any amendments to the Partnership Agreement that affect the allocations and distributions of the Series A Preferred Units set forth in the Partnership Agreement, other than with respect to the issuance of additional interests in the Operating Partnership junior to the Series A Preferred Units. In addition, the prior written consent of a majority of the holders of the Series A Preferred Units is required for the Operating Partnership, the General Partner or any subsidiary to take certain actions, including to (1) create or authorize the creation of, or issue any shares, units of other equity securities of any class or series of capital stock (or any right exercisable or convertible into or exchangeable for any such securities (“Equity Securities”) of the Operating Partnership having rights, preferences or privileges with respect to distributions or liquidation senior to or pari passu with the Series A Preferred Units, (2) convert or exchange any loans, debt securities or indebtedness into Equity Securities of the Operating Partnership; (3) except as permitted in the Partnership Agreement, declare or pay any distributions or dividends with respect to any Equity Securities of the Operating Partnership or any of its Affiliates (as defined in the Partnership Agreement) or repurchase or redeem any such Equity Securities (“Restricted Payments”); (4) except as permitted in the Partnership  Agreement, incur or authorize the incurrence or refinancing of any new or additional indebtedness for borrowed money at the Operating Partnership level or General Partner level; (5) except as permitted in the Partnership Agreement, prepay any debt at the Operating Partnership level or any General Partner level while the Series A Preferred Units remain outstanding; (6) terminate, amend, modify, alter or repeal any provision of the Partnership Agreement or the organizational documents of the Operating Partnership or its Affiliates in a manner that alters the rights, preferences, privileges or powers of or restrictions provided for the benefits of the Series A Preferred Limited Partners or otherwise adversely affects the Series A Preferred Limited Partners; (7) enter into any transaction or amendment, waiver or other modification of any existing agreement or arrangement with an Affiliate of the Operating Partnership, including any Affiliate of the Operating Partnership’s sponsor or advisor (for the avoidance of doubt, the foregoing limitations include, but are not limited to (a) changes to existing fees or terms with Affiliates; (b) new fees owing or payments made to Affiliates, including prepayments of debt at the Operating Partnership level or any General Partner level where the lender or investor is an Affiliate of the Operating Partnership’s sponsor or advisor; (c) changes to existing or new debt financings with Affiliates; and (d) asset sales or transfers of ownership to Affiliates); (8) liquidate, dissolve or wind-up the business and affairs of the Operating Partnership, affect any merger, consolidation, reorganization or sale of all or substantially all assets of the Operating Partnership, change the Operating Partnership’s principal line of business or otherwise enter into any transaction not in the ordinary course of the Operating Partnership’s business as conducted in the past unless the Series A Preferred Units are redeemed in full as part of the transaction; (9) make an assignment (or permit any direct or indirect subsidiary to make an assignment) for the benefit of creditors or file a voluntary bankruptcy or similar proceeding, or fail to contest (or permit any direct or indirect subsidiary to fail to contest) any bankruptcy, insolvency or similar proceeding filed against the Operating Partnership (or subsidiary as applicable); (10) except as set forth in the Contribution Agreement or otherwise agreed to with a majority of the holders of Series A Preferred Units, enter into a new property improvement plan related to the Sheraton Northbrook property, the Fort Collins property or the Courtyard Aurora property (collectively, the “Hotel Properties”) and/or membership interests in property owning entities securing the loans described in the Contribution Agreement; (11) enter into any agreement with the landlord of the Sheraton Northbrook property, including with respect to dispute resolution and securing the required funding for past-due property taxes.

Redemption

The Series A Preferred Units may be redeemed by the Operating Partnership, in the sole discretion of the General Partner, for cash at any time, in whole or in part, at a redemption price equal to the Series A Liquidation Preference (as defined in the Partnership Agreement) as of the redemption date (which shall be pro rata for partial redemptions). Upon the date when the last Series A Preferred Unit is redeemed, no Series A Limited Partner shall have any other rights with respect to the Series A Preferred Units. Upon the occurrence of any of the following, the Operating Partnership shall mandatorily redeem in cash all or a pro rata amount of the Series A Liquidation Preference with respect to each Series A Preferred Unit: (1) upon receiving the proceeds of any refinancing or other indebtedness in connection with the Hotel Properties or any other hotel properties included in a contingent asset pool or (2) upon receiving the proceeds of any disposition of the Hotel Properties or hotel properties included in a contingent asset pool.  In addition, the Operating Partnership shall redeem the Series A Preferred Units for cash in connection with a Special Redemption Event if the General Partner, in its sole discretion, elects to redeem any other limited partner unit of the Operating Partnership. If the Series A Preferred Units have not been redeemed by March 24, 2026, the Operating Partnership will be required to establish a contingent asset pool that can be sold to redeem the Series A Preferred Units in accordance with the terms of the Contribution Agreement.  If the Series A Preferred Units have not been redeemed by December 24, 2026, then the Operating Partnership will be required to increase the amount of assets in such contingent asset pool in accordance with the terms of the Contribution Agreement.

Additional Rights

The first $1,250,000 of net proceeds received by the Operating Partnership from the sale of the Series P Preferred Units shall be retained by the Operating Partnership. If the Operating Partnership receives more than $1,250,000 of net proceeds from the sale of the Series P Preferred Units, the next $1,047,000 of net proceeds received by the Operating Partnership from the sale of the Series P Preferred Units shall be used to (i) pay accrued  interest  on  the Fort  Collins  Loans  and  the  Courtyard  Aurora Loan (each as defined below) through December 31, 2024 at or prior to the time of refinancing such loans or (ii) after the time of such refinancing, redeem outstanding Series A Preferred Units issued in exchange for the contribution of such loans. If the Operating Partnership receives more than $2,297,000 of net proceeds from the sale of the Series P Preferred Units, the next $7,550,000 of net proceeds received by the Operating Partnership from the sale of Series P Preferred Units shall be retained by the Operating Partnership. If the Operating Partnership receives more than $9,847,000 of net proceeds from the sale of the Series P Preferred Units, (A) until March 24, 2025, 50% of such additional net proceeds received by the Operating Partnership from the sale of the Series P Preferred Units shall be used to redeem the Series A Preferred Units and the remaining 50% shall be retained by the Operating Partnership, and (B) from and after March 24, 2025, 75% of such additional net proceeds received by the Operating Partnership from the sale of the Series P Preferred Units shall be used to redeem the Series A Preferred Units and the remaining 25% shall be retained by the Operating Partnership.

Loan Contribution Agreement regarding Series A Preferred Units

On December 24, 2024, the Operating Partnership entered a loan contribution agreement (the “Contribution Agreement”) to restructure four of its loans with Access Point Financial, LLC (the “Lender”). The first loan (the “Sheraton Northbrook Loan”) had an unpaid principal balance of approximately $4.0 million pursuant to that certain loan agreement, dated as of December 3, 2021 by and between LF3 Northbrook, LLC and LF3 Northbrook TRS, LLC, each of which is a subsidiary of the Operating Partnership, and the Lender, which loan is secured by the Sheraton Northbrook hotel property. The second set of loans (the “Fort Collins Loans”) have a collective unpaid principal balance of approximately $13.0 million pursuant to that certain loan agreement, dated as of April 18, 2023, by and between LF3 RIFC, LLC and LF3 RIFC TRS, LLC, each of which is a subsidiary of the Operating Partnership (the “Fort Collins Borrowers”), and the Lender, which is secured by the Residence Inn Fort Collins hotel property, and that certain equipment loan and security agreement, dated as of May 2, 2023, by and between the Fort Collins Borrowers and the Lender. The Fort Collins Loans currently mature on May 4, 2025. The last loan (the “Courtyard Aurora Loan”) has an unpaid principal balance of approximately $14.9 million pursuant to that certain loan agreement, dated as of February 4, 2021, by and between LF3 Aurora, LLC and LF3 Aurora TRS, LLC, each of which is a subsidiary of the Operating Partnership, and the Lender, which loan is secured by the Courtyard Aurora hotel property. The Courtyard Aurora Loan currently matures on February 5, 2025. With respect to the Sheraton Northbrook Loan, the Lender received 4,067,659.13 Series A Preferred Units in exchange for all of the remaining unpaid principal and interest on the Sheraton Northbrook Loan.  With respect to the Fort Collins Loans and the Courtyard Aurora Loan, the Operating Partnership is required to refinance each such loan within 90 days of the date of the Contribution Agreement, and to the extent there is remaining unpaid principal and interest on such loans after such refinancing, the Operating Partnership is required to enter into a contribution agreement with the Lender through which the Lender will receive Series A Preferred Units in exchange for all of such remaining unpaid principal and interest.

The foregoing description of the Amendments to the Partnership Agreement and the Contribution Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendments and the Contribution Agreement, copies of which are attached as exhibits to this Current Report on Form 8-K.

ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information in this Report set forth under Item 1.01 with respect to Contribution Agreement and the Fort Collins Loans is incorporated herein by reference into this Item 2.04.

ITEM 8.01 Other Events.

Offering of Series P Preferred Units

The Operating Partnership has commenced a private offering for the purchase of up to $50,000,000 (which may be increased to $75,000,000 in the sole discretion of the General Partner) in Series P Preferred Units at a purchase price equal to $10,000 per Series P Preferred Unit.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, effective as of December 24, 2024
10.2	Fifteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, effective as of December 24, 2024
10.3	Loan Contribution Agreement by and between Access Point Financial, LLC, Lodging Fund REIT III OP, LP, Legendary Capital REIT III, LLC and Legendary Capital, LLC, dated as of December 24, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: January 3, 2025	BY:	/s/ Samuel C. Montgomery
Samuel C. Montgomery
Chief Financial Officer